Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACTS:	PRESS RELATIONS
Betsy Castenir
212-339-3424

INVESTOR RELATIONS
Robert Tucker
212-339-0861

FINANCIAL SECURITY ASSURANCE INC. (FSA)

 FOURTH QUARTER 2008 RESULTS

REPORT ON PROGRESS OF PROPOSED

 ACQUISITION BY ASSURED GUARANTY

New York, New York, March 12, 2009 — Monoline bond insurer Financial Security Assurance Inc. (FSA or the Company), the principal subsidiary of Financial Security Assurance Holdings Ltd. (FSA Holdings), a member of the Dexia group, announced net (losses) of $(476) million for the fourth quarter of 2008 and $(1,256) million for the full year 2008.  Operating earnings (losses), which exclude the non-economic fair value adjustment on insured credit derivatives, fair value adjustments attributable to FSA’s own credit risk and other non-economic fair value adjustments, for the fourth quarter 2008 were $(365) million compared with $88 million for the fourth quarter 2007.  Full year operating earnings (losses) were $(1,008) million, compared with $381 million in 2007.  The adverse net income results were due primarily to loss expenses related to financial guarantees of residential mortgage-backed securities (RMBS) and negative fair-value adjustments on credit derivatives in the insured portfolio.

The following table presents a reconciliation of net income (loss) to non-GAAP operating earnings (losses).

Reconciliation of Net Income (Loss) to Non-GAAP Operating Earnings (Losses)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
	(in millions)
Net income (loss)	$(476.1)	$(89.3)	$(1,255.8)	$(28.1)
Less non-economic adjustments:
Fair-value adjustments for credit derivatives in insured portfolio	(240.1)	(290.1)	(592.6)	(642.6)
Fair-value adjustments attributable to the Company’s own credit risk(1)	22.0	—	100.0	—
Other	(0.2)	—	(7.7)	—
Taxes	84.1	101.5	210.1	224.9
Subtotal	$(341.9)	$99.3	$(965.6)	$389.6
IFRS adjustments	(23.3)	(11.4)	(42.8)	(8.9)
Operating earnings (losses)	$(365.2)	$87.9	$(1,008.4)	$380.7

(1)           Comprised of the fair value adjustment attributable to the Company’s own credit risk recorded on committed preferred trust put options.

Shareholder’s equity was $2,251 million at December 31, 2008, compared with $2,962 million at December 31, 2007.

This earnings release reflects consolidated financial information of FSA rather than FSA Holdings and, accordingly, captures the results of the financial guaranty insurance operations of FSA Holdings but not those of the Financial Products (FP) operations of FSA Holdings.  In November 2008, Dexia entered into a stock purchase agreement providing for the sale of FSA Holdings to Assured Guaranty Ltd. (Assured).  The stock purchase agreement provides for the guaranty and separation of FSA Holdings’ FP operations from FSA Holdings’ financial guaranty operations, with the FP business risk to be assumed by Dexia, as described in more detail below. The consolidated financial results of FSA Holdings will be included in its Annual Report on Form 10-K, which is expected to be filed shortly with the Securities and Exchange Commission.

Commenting on the results, Robert P. Cochran, Chairman and Chief Executive Officer of FSA Holdings and FSA, said: “In this unprecedented economic maelstrom, FSA took substantial measures to strengthen its protection of FSA-insured bondholders.  During the year, we paid over $600 million in claims to protect policyholders from loss. We also increased loss reserves dramatically based on a view of the extent of economic deterioration and added over $1 billion to total claims-paying resources.

“Looking ahead, we believe we will continue to provide added value to investors and issuers in the public infrastructure markets and expect the combination with Assured to create a strong business franchise with substantial claims-paying resources and diversified earnings power.”

Financial Highlights

Loss expense was $647 million (pre-tax) for the fourth quarter and $2,091 million (pre-tax) for the full year 2008, primarily driven by actual and projected credit deterioration in the insured RMBS portfolio.  Comparable losses for 2007 were $12 million for the fourth quarter and $32 million for the full year.

The following table shows the gross and net par outstanding of transactions with case reserves, the gross and net case reserves recorded and the number of transactions comprising case reserves.

Case Reserve Summary

	At December 31, 2008
	Gross Par Outstanding	Net Par Outstanding	Gross Case Reserve	Net Case Reserve	Number of Risks
	(dollars in thousands)
Asset-backed—HELOCs	$4,833,059	$3,853,788	$745,790	$593,752	10
Asset-backed—Alt-A CES	999,475	954,296	245,702	234,158	5
Asset-backed—Option ARM	1,674,743	1,587,145	282,131	260,599	9
Asset-backed—Alt-A first-lien	1,226,480	1,122,333	106,545	96,327	10
Asset-backed—NIMs	90,070	85,341	15,961	15,817	3
Asset-backed—Subprime	298,457	280,128	24,521	20,757	5
Asset-backed—other	54,491	50,969	13,685	12,933	3
Public finance	1,238,816	698,708	172,063	88,082	6
Financial products portfolio	1,672,616	1,672,616	213,184	213,184	73
Total	$12,088,207	$10,305,324	$1,819,582	$1,535,609	124

	At December 31, 2007
	Gross Par Outstanding	Net Par Outstanding	Gross Case Reserve	Net Case Reserve	Number of Risks
	(dollars in thousands)
Asset-backed—HELOCs	$1,803,340	$1,442,657	$69,633	$56,913	5
Asset-backed—Subprime	22,280	18,335	3,399	1,583	2
Asset-backed—other	24,905	22,219	4,890	4,684	2
Public finance	1,164,248	560,610	96,635	34,899	4
Total	$3,014,773	$2,043,821	$174,557	$98,079	13

 In 2008, FSA paid net claims on home equity line of credit transactions (HELOCs) of $578 million.  This brought the inception to date net claim payments on HELOC transactions to $625 million. Generally, once the overcollateralization is exhausted on an insured HELOC transaction, FSA pays a claim if losses in a period exceed excess spread (the cash difference between interest income received on the home equity loans and expenses payable on the guaranteed notes), and, to the extent spread exceeds losses, FSA is reimbursed for any losses paid to date. There were no claims paid on most other classes of insured transactions through December 31, 2008. Most anticipated 2008 claims on Alt-A closed-end second-lien mortgage securities (CES) are not payable until 2037 or later. Option adjustable rate mortgage loan (Option ARM) claim payments are expected to begin between 2010 and 2012.

FSA recorded pre-tax fair value adjustments for credit derivatives of negative $277 million in the fourth quarter of 2008, compared with negative $290 million in the comparable period in 2007.  Full-year pre-tax fair value adjustments for credit derivatives were negative $745 million in 2008, compared with negative $643 million in 2007, and were caused primarily by widening credit spreads. The 2008 pre-tax fair-value adjustments include economic impairments of $37 million in the fourth quarter and $152 million for the full year, pertaining primarily to one unique long-dated high yield credit default swap (CDS) and a CDS referencing a Syncora previously insured structured credit instrument. There were no economic impairments of credit derivatives in 2007.  Aside from these credit impairments, FSA management believes it is probable that the financial impact of the fair-value adjustments for the insured CDS will sum to zero over the finite terms of the exposures, which are typically five to ten years at inception.

Earned premiums and realized gains on credit derivatives (fees for insuring credit derivatives, formerly included in earned premiums), excluding refundings, were $105 million in the fourth quarter of 2008 versus $111 million in the fourth quarter of 2007.  For the full year 2008, earned premiums and credit derivative fees, excluding refundings, were $447 million compared with $411 million in 2007.  The increase relates to an increase in public finance premiums offset, in part, by declining asset-backed premiums. FSA ceased insuring asset-backed transactions in August 2008.   Refundings were $29 million in the fourth quarter of 2008, compared with $17 million in the prior year.  For the full year 2008, refundings were $101 million, compared with $53 million for the full year 2007.

Net investment income was $65 million in the fourth quarter of 2008 compared with $60 million in 2007.  Full year 2008 net investment income was $262 million, compared with $235 million in 2007. The increase was primarily due to higher invested balances resulting from higher public finance originations in the first half of 2008 and capital contributions, offset in part by claim payments and a decrease in book yield, reflecting lower interest rates as the Company accumulated short term liquidity throughout 2008.

FSA produced $692 million of present value (PV) originations during 2008 compared with $1,292 million in 2007. During the fourth quarter of 2008, PV originations totaled $18 million, compared with $392 million in the fourth quarter of 2007.  Despite a strong first half of the year, third and fourth quarter production was down substantially compared with prior years, reflecting FSA’s exit from the asset-backed security (ABS) market, lack of market activity in the global infrastructure markets and the negative impact of rating agency actions in the second half of 2008.

Progress of Proposed FSA Holdings Acquisition by Assured Guaranty

On November 14, 2008, Dexia entered into a stock purchase agreement providing for the sale of FSA Holdings to Assured Guaranty Ltd.  The transaction is subject to specified closing conditions, including regulatory approvals, absence of rating impairment and the guaranty and separation of FSA Holdings’ FP operations from the financial guaranty operations.   On January 21, 2009, Dexia and Assured announced that the mandatory waiting period under the United States’ Hart-Scott-Rodino Antitrust Improvements Act of 1976 for the acquisition had expired.  Pursuant to the stock purchase agreement, the assets and liabilities of the FP operations are expected to be separated from the financial guaranty operations and retained by Dexia. FSA Holdings, through its subsidiaries, ceased issuing guaranteed investment contracts (GICs) in November 2008 in anticipation of the sale.  While FSA will remain the insurer of all outstanding GICs, the stock purchase agreement contemplates collateralized and/or government-backed recourse to Dexia for the outstanding GICs and other FP related liabilities.

Non-GAAP Measure

The Company defines operating earnings as net income excluding the effects of fair-value adjustments considered to be non-economic and plus IFRS adjustments. IFRS is the basis of accounting used by Dexia and is the basis on which all of FSA’s compensation plans are referenced in 2008 and forward. The primary fair-value adjustments excluded from operating earnings are itemized below.

•                  Fair-value adjustments for credit derivatives in the insured portfolio, which are certain contracts for which fair-value adjustments are recorded through the consolidated statements of operations and comprehensive income because they qualify as derivatives under SFAS 133 or SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments.” These contracts include CDS, insured swaps in certain public finance obligations and insured NIM securitizations. In the event of credit impairment, operating earnings would include the present value of estimated economic losses.

•                  Fair-value adjustments attributable to the Company’s own credit risk, such as fair-value adjustments on the Company’s committed preferred trust capital facility.

Financial Security Assurance Inc.

Headquartered in New York City, Financial Security Assurance Inc., the principal operating subsidiary of Financial Security Assurance Holdings Ltd., provides financial guaranty insurance to the global public infrastructure markets.

Forward-Looking Statements

The Company relies on the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. This safe harbor requires that the Company specify important factors that could cause actual results to differ materially from those contained in forward-looking statements made by or on behalf of the Company. Accordingly, forward-looking statements by the Company and its affiliates are qualified by reference to the following cautionary statements.

In its filings with the SEC, reports to shareholders, press releases and other written and oral communications, the Company from time to time makes forward-looking statements. Such forward-looking statements include, but are not limited to:

•                  projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•                  statements of plans, objectives or goals of the Company or its management, including those related to growth in adjusted book value or return on equity; and

•                  expected losses on, and adequacy of loss reserves for, insured transactions.

Words such as “believes,” “anticipates,” “expects,” “intends” and “plans” and future and conditional verbs such as “will,” “should,” “would,” “could” and “may” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

The Company cautions that a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in forward-looking statements made by the Company. These factors include:

•                  the risks discussed in FSA Holdings’ Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under “Item 1A. Risk Factors”;

•                  changes in capital requirements or other criteria of securities rating agencies applicable to FSA;

•                  potential for reduced market appetite for FSA-insured securities due to credit watch status or ratings downgrade by Fitch, Moody’s and Standard & Poor’s;

•                  the change in creditworthiness of, or the quality of support provided by, the Company’s parent Dexia, on whom the Company relies for credit and liquidity support of the FP business;

•                  market conditions, including the credit quality and market pricing of securities issued;

•                  competitive forces, including the conduct of other financial guaranty insurers and competition from alternative executions;

•                  changes in domestic or foreign laws or regulations applicable to the Company, its competitors or its clients;

•                  impairments to assets in the FP Investment Portfolio proving to be “other-than-temporary” rather than temporary, resulting in reductions in net income;

•                  changes in accounting principles or practices that may affect the Company’s reported financial results;

•                  an economic downturn or other economic conditions (such as a rising interest rate environment) adversely affecting transactions insured by FSA or its General Investment Portfolio;

•                  inadequacy of reserves established by the Company for losses and loss adjustment expenses;

•                  disruptions in cash flow on FSA-insured structured transactions attributable to legal challenges to such structures;

•                  downgrade or default of one or more of FSA’s reinsurers;

•                  capacity limitations that may impair investor appetite for FSA-insured obligations;

•                  market spreads and pricing on insured CDS exposures, which may result in gain or loss due to mark-to-market accounting requirements;

•                  prepayment speeds on FSA-insured asset-backed securities and other factors that may influence the amount of installment premiums paid to FSA; and

•                  other factors, most of which are beyond the Company’s control.

The Company cautions that the foregoing list of important factors is not exhaustive. In any event, such forward-looking statements made by the Company speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise such statements as a result of new information, future events or otherwise.

Financial Security Assurance Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income

(unaudited)

(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
REVENUES

Net premiums written	$28,670	$165,788	$701,593	$494,463
Net premiums earned	$105,516	$97,348	$420,339	$361,622
Net investment income from general investment portfolio	64,538	60,105	261,784	234,786
Net realized gains (losses) from general investment portfolio	(4,995)	1,032	(6,790)	(2,096)
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	28,127	30,400	126,891	102,800
Net unrealized gains (losses)	(277,058)	(290,098)	(744,963)	(642,609)
Net change in fair value of credit derivatives	(248,931)	(259,698)	(618,072)	(539,809)
Net interest income from variable interest entities segment	18,334	33,922	76,450	136,041
Net realized gains (losses) from variable interest entities segment	(236,220)	—	(236,220)	—
Net realized and unrealized gains (losses) on derivative instruments	239,713	108,198	256,602	96,314
Net unrealized gains (losses) on financial instruments at fair value	72,315	—	1,101,807	—
Income from assets acquired in refinancing transactions	2,087	4,409	11,154	20,907
Net realized gains (losses) from assets acquired in refinancing transactions	123	3,221	(4,260)	4,660
Other income	(4,100)	21,635	22,172	34,417
TOTAL REVENUES	8,380	70,172	1,284,966	346,842

EXPENSES

Losses and loss adjustment expenses	646,795	12,439	2,090,883	31,567
Interest expense	2,729	5,257	12,120	21,358
Amortization of deferred acquisition costs	14,265	15,853	65,700	63,442
Foreign exchange (gains) losses from variable interest entities segment	518	101,974	1,652	134,707
Interest expense from variable interest entities segment	29,082	30,854	129,864	138,220
Other operating expenses	28,750	35,503	80,631	113,104
TOTAL EXPENSES	722,139	201,880	2,380,850	502,398
INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTEREST	(713,759)	(131,708)	(1,095,884)	(155,556)
Provision (benefit) for income taxes
Current	133,628	15,344	(398)	78,393
Deferred	(423,333)	(82,790)	(821,903)	(178,216)
Total provision (benefit)	(289,705)	(67,446)	(822,301)	(99,823)
NET INCOME (LOSS) BEFORE MINORITY INTEREST	(424,054)	(64,262)	(273,583)	(55,733)
Less: Minority interest	52,064	25,056	982,260	(27,656)
NET INCOME (LOSS)	(476,118)	(89,318)	(1,255,843)	(28,077)

OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX

Unrealized gains (losses) on available-for-sale securities arising during the period	24,988	20,343	(186,645)	743
Less: reclassification adjustment for gains (losses) included in net income (loss)	(6,001)	5,018	(2,391)	9,161
Other comprehensive income (loss)	30,989	15,325	(184,254)	(8,418)
COMPREHENSIVE INCOME (LOSS)	$(445,129)	$(73,993)	$(1,440,097)	$(36,495)

See Notes to Consolidated Financial Statements to be filed on Exhibit 99.1 on Form 10K

Financial Security Assurance Inc.

Condensed Consolidated Balance Sheets (unaudited)

(in thousands)

	At December 31, 2008	At December 31, 2007

ASSETS

General investment portfolio, available-for-sale:
Bonds at fair value	$5,264,538	$5,019,961
Equity securities at fair value	374	39,869
Short-term investments	616,065	90,075
Variable interest entities segment investment portfolio, available for sale:
Bonds at fair value	923,332	1,139,568
Guaranteed investments contracts from GIC Affiliates at fair value	801,547	639,950
Short-term investments	8,221	8,618
Assets acquired in refinancing transactions	166,600	229,264
Total investment portfolio	7,780,677	7,167,305
Cash	101,151	21,770
Deferred acquisition costs	299,321	347,870
Prepaid reinsurance premiums	1,011,950	1,119,565
Reinsurance recoverable on unpaid losses	302,124	76,478
Deferred tax asset	796,257	—
Variable interest entities segment derivatives	378,741	634,458
Credit derivatives	287,449	126,749
Other assets	642,465	682,592
TOTAL ASSETS	$11,600,135	$10,176,787

LIABILITIES, MINORITY INTEREST AND SHAREHOLDER’S EQUITY

Deferred premium revenue	$3,052,879	$2,879,378
Losses and loss adjustment expenses	1,992,178	274,556
Variable interest entities segment debt	1,243,640	2,584,800
Deferred tax liability	—	110,156
Notes payable to affiliate	172,499	210,143
Credit derivatives	1,543,809	689,746
Minority interest	1,111,240	138,233
Other liabilities	232,900	327,474
TOTAL LIABILITIES AND MINORITY INTEREST	9,349,145	7,214,486

COMMITMENTS AND CONTINGENCIES
Preferred stock	—	—
Common stock	15,000	15,000
Additional paid-in capital	1,410,202	679,692
Accumulated other comprehensive income (loss)	(75,585)	108,669
Accumulated earnings	901,373	2,158,940
TOTAL SHAREHOLDER’S EQUITY	2,250,990	2,962,301

TOTAL LIABILITIES, MINORITY INTEREST AND SHAREHOLDER’S EQUITY	$11,600,135	$10,176,787

See Notes to Consolidated Financial Statements to be filed on Exhibit 99.1 on Form 10K